                                                                   EXHIBIT 10.67



                                 19th May 1999


                            SCOTTISH WIDOWS' FUND AND
                             LIFE ASSURANCE SOCIETY



                          EPICOR SOFTWARE (UK) LIMITED



                           EPICOR SOFTWARE CORPORATION





                    ----------------------------------------

                                      LEASE
                            OF COMMERCIAL PREMISES AT
                        BLOCK C THE ARENA DOWNSHIRE WAY,
                                    BRACKNELL

                    ----------------------------------------

                                    CONTENTS

CLAUSE                                                                              PAGE

1.  INTERPRETATION .............................................................      1

    Definitions ................................................................      1
    Construction ...............................................................      6

2.  DEMISE AND RENTS ...........................................................      6

3.  RENT REVIEW ................................................................      7

4.  TENANT'S COVENANTS .........................................................      7

5.  LANDLORD'S COVENANTS .......................................................      7

6.  PROVISOS ...................................................................      7

7.  GUARANTOR'S COVENANTS ......................................................      8

8.  RECORD OF WHETHER A NEW TENANCY ............................................      8

THE FIRST SCHEDULE .............................................................      8

    Part I The Estate ..........................................................      8
    Part II The Demised Premises ...............................................      8
    Part III Rights Granted ....................................................      8
    Roads ......................................................................      8
    Services ...................................................................      9
    Open Spaces ................................................................      9
    Entry to adjoining premises ................................................      9
    Estate signs ...............................................................      9
    Part IV Rights Excepted and Reserved .......................................     10
    Services ...................................................................     10
    Light and air ..............................................................     10
    Support and shelter ........................................................     10
    Entry for works to provide Services and for purposes of these Presents .....     10
    Works to and use of adjoining premises .....................................     11
    Other easements ............................................................     11
    Part V Documents referred to in Clause 2 ...................................     12

THE SECOND SCHEDULE ............................................................     12

    Rent Review ................................................................     12

THE THIRD SCHEDULE .............................................................     15

    Part I Particulars of the Landlord's Expenses ..............................     15
    Part II Calculation and payment of the Service Charge and provision of
    the Services ...............................................................     17

THE FOURTH SCHEDULE ............................................................     18

    Tenant's Covenants .........................................................     18
    Pay rents ..................................................................     18
    Pay outgoings ..............................................................     19
    Common expenses ............................................................     19
    Repair .....................................................................     20
    Decoration maintenance and cleaning ........................................     20
    Yield up ...................................................................     21
    Permit entry for Landlord and others .......................................     22
    Remedy wants of repair and entry for Landlord on Default ...................     23
    Letting and dealing boards .................................................     23
    Notices ....................................................................     23
    Statutory requirements .....................................................     24
    Planning ...................................................................     24
    Alterations ................................................................     26
    Signs ......................................................................     27
    Dangerous and deleterious substances .......................................     27
    Use of Common Parts and Services ...........................................     27
    Refuse regulation ..........................................................     28
    Fire precautions ...........................................................     28
    Securing unoccupied premises ...............................................     28
    Regulations ................................................................     28
    Loadings ...................................................................     28
    User .......................................................................     29
    Insurers' requirements .....................................................     29
    Notify damage by Insured Risks .............................................     29
    Pay irrecoverable insurance moneys .........................................     30
    Prevent encroachments ......................................................     30
    Alienation .................................................................     30
    Underlettings ..............................................................     32
    Further provisions relating to underleases .................................     34
    Sharing Occupation .........................................................     35
    Disclosure of Information ..................................................     35
    Register devolutions .......................................................     35
    Notify matters affecting Guarantor's covenants .............................     35
    Compensation ...............................................................     36
    Reimburse Landlord's expenses ..............................................     36
    Indemnify Landlord .........................................................     36
    Costs ......................................................................     36
    Value Added Tax ............................................................     38
    Comply with title matters ..................................................     38
    Service Charge .............................................................     38

THE FIFTH SCHEDULE .............................................................     38

    Landlord's Covenants .......................................................     38
    Quiet enjoyment ............................................................     38

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
    Insurance ..................................................................     38

THE SIXTH SCHEDULE .............................................................     39

    Provisos Agreements and Declarations .......................................     39
    Forfeiture .................................................................     39
    Distress ...................................................................     40
    Notices ....................................................................     41
    L & T A compensation exclusion .............................................     41
    Suspension of rent .........................................................     41
    Determination on destruction ...............................................     42
    Landlord to have insurance moneys on frustration ...........................     42
    Double insurances ..........................................................     42
    Alterations to the Services ................................................     42
    Interruption of Services ...................................................     43
    Disclaimer .................................................................     43
    Interest on unpaid rents and other moneys ..................................     43
    Non-acquisition of easements ...............................................     44
    Modification of Regulations ................................................     44
    Rent acceptance when breach exists .........................................     44
    Tenant's covenants fully enforceable .......................................     45
    Disputes with adjoining owners .............................................     45
    Warranty disclaimer ........................................................     45
    Enforcement of Landlord's covenants ........................................     45
    Management Company .........................................................     45
    Jurisdiction ...............................................................     46
    Service of process .........................................................     46

THE SEVENTH SCHEDULE ...........................................................     46

    Regulations ................................................................     46

THE EIGHTH SCHEDULE ............................................................     47

    Guarantor's Covenants ......................................................     47
    Guarantee of Tenant's obligations ..........................................     47
    Accept new lease ...........................................................     48
    Continuing guarantee .......................................................     49
    AGA ........................................................................     49

THIS LEASE is made on 19th May 1999

BETWEEN

SCOTTISH WIDOWS' FUND AND LIFE ASSURANCE SOCIETY whose principal office is situate at 15 Dalkeith Road Edinburgh EH16 5BU (the LANDLORD)

EPICOR SOFTWARE (UK) LIMITED (formerly known as Platinum Software U.K. Limited) (registered number 2649027) whose registered office is at c/o Osborne Clarke 6-9 Middle Street London EC1A 7JA (the TENANT)

EPICOR SOFTWARE CORPORATION a company incorporated under the laws of the State of Delaware in the United States of America having a principal place of business at 195 Technology Drive Irvine California 92718 USA (the Guarantor)

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

DEFINITIONS

1.1 In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

AUTHORISED GUARANTEE AGREEMENT means an authorised guarantee agreement with respect to the performance by an assignee of the tenant's covenants in these Presents to be entered into by the Tenant pursuant to sub-paragraph 27.6 of the Fourth Schedule such agreement to be in accordance with the provisions of
Section 16 of the Landlord and Tenant (Covenants) Act 1995 and subject thereto to be in such term as the Landlord may reasonably require

BASE RATE means the base rate of National Westminster Bank plc from time to time ruling or if the same shall become incapable of determination such reasonable rate of interest as the Landlord may from time to time specify in substitution therefor

BASIC RENT means to the clear yearly rent of Six hundred and thirty-one thousand two hundred and forty pounds (pound sterling 631,240) as increased from time to time pursuant to the Second Schedule

CERTIFICATE means the certificate signed by (at the Landlord's proper discretion) the Landlord's Surveyor or the Landlord's accountants or auditors (acting as an expert and not as an arbitrator) as soon after the end of the Relevant Financial Year as reasonably practicable and relating to such year which certificate shall contain a fair summary of the Landlord's Expenses for the Relevant Financial Year

COMMON PARTS means those parts of the Estate which are not included in or are not designed to be included in a demise under a lease in form similar to these Presents including the main service roads pavements roundabouts and common areas shown edged green on the Plan

DEMISED PREMISES means the land and premises more particularly described in Part II of the First Schedule and any part thereof together with all buildings now or hereafter erected thereon all additions alterations and improvements thereto and the fixtures and fittings therein (other than tenant's and trade fixtures and fittings)

ESTATE means the land and premises known as The Arena Bracknell shown for identification edged blue on the Plan annexed hereto and more particularly described in Part I of the First Schedule and shall include or exclude as the case may be such alterations or additions thereto and the roundabout on Downshire Way Bracknell at the entrance to the Estate if the Landlord shall have agreed to maintain the same as the Landlord may from time to time reasonably designate

FINANCIAL YEAR means the year ending on 31 December in each year or such other date as the Landlord may in its discretion from time to time determine and notify the Tenant and RELEVANT FINANCIAL YEAR shall be construed accordingly

INSURED RISKS means the risks of fire storm tempest flood lightning explosion and in peacetime aircraft and articles dropped therefrom malicious damage impact plant and machinery cover overflowing of tanks bursting of pipes and such other risks as the Landlord shall from time to time insure except always such risks as cannot reasonably be insured by the Landlord on satisfactory terms or as the Landlord's insurers or underwriters have refused to insure (subject in all cases to any excesses exclusions and limitations imposed by the insurers or underwriters)

LANDLORD includes the estate owner for the time being of the reversion immediately expectant on the Termination of the Term

LANDLORD'S EXPENSES means the costs outgoings and other expenditure paid or incurred by the Landlord during the Relevant Financial Year in connection with the provision of the Services or other costs incurred for the benefit of tenants or occupiers of the Estate or for the preservation or enhancement thereof including (without limitation) those under the heads of expenditure set out in
Part I of the Third Schedule and such reasonable part of all such expenses outgoings and expenditure which are of a periodically recurring nature (whether recurring by regular or irregular intervals) whenever paid or incurred and whether prior to the commencement of the Term or otherwise including a sum or sums of money by way of reasonable provision for anticipated expenditure or for replacement or depreciation as the Landlord or the Landlord's Surveyor (as the case may be) may in its discretion allocate to the Relevant Financial Year as being fair and reasonable in the circumstances

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LANDLORD'S SURVEYOR means any firm of surveyors or surveyor (not the Surveyor)
appointed or acting on behalf of the Landlord to perform the role or function of a surveyor for any purpose under these Presents

LETTABLE SPACE means the gross external floor area (as certified by the Landlord's Surveyor whose decision shall be final and conclusive thereon save in the case of manifest error) of the buildings erected upon the Estate which are capable of exclusive beneficial occupation

OPEN MARKET RENT means the clear yearly rent at which the Demised Premises (including any storage areas in the roof space) might reasonably be expected to be let at the Relevant Review Date by a willing landlord to a willing tenant in the open market with vacant possession and without fine or premium for a term equal to the contractual term hereby granted but commencing on the Relevant Review Date at the rate applicable after the expiry of any rent free or reduced rent period which might be allowed by the willing landlord to the willing tenant for the purposes of fitting out assuming (if not a fact) that:

(a) the Estate including the Demised Premises and all buildings comprised therein are then in existence and the Demised Premises enjoy all rights necessary for the full beneficial use thereof and if damaged (i) are fully restored and (ii) the provisions of paragraph 6 of the Sixth Schedule do not apply

(b) the willing tenant has received the benefit of any rent free or reduced rent period or any other inducement which it might then be the practice in the open market for a willing landlord to allow or make to a willing tenant for the purposes of fitting out

(c) all the covenants stipulations and conditions contained in these Presents have been duly and fully performed observed and complied with

(d) no work has been carried out to the Demised Premises, by the Tenant any undertenant or their respective predecessors in title during the Term or during any period of occupation prior to the date of this Lease which would diminish the letting value thereof

(e)     the willing tenant is with others in the open market for the Demised
        Premises

(f) (notwithstanding any act omission or default of the Tenant or other circumstance) the Demised Premises are fit and ready for immediate occupation and use and can lawfully be used for the use permitted by this Lease and include good quality carpets commensurate with high class offices and on a lease which shall otherwise contain the same terms and provisions in all respects as these Presents (including the provisions for review of the Basic Rent herein contained) other than the amount of the Basic Rent there being disregarded any effect on rent of:

(A) the fact that the Tenant or any lawful sub-tenant or their respective predecessors in title has been in occupation of the Demised Premises

(B) any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant or any lawful sub-tenant or occupier or their respective predecessors in such business

(C) any alterations or works lawfully carried out by the Tenant or any lawful sub-tenant or occupier at its own expense within 21 years of the Relevant Review Date with the Landlord's written consent otherwise than in pursuance of an obligation to the Landlord or its predecessors in title

(D) the absence of any allowance or discount for loss of use of the Demised Premises whilst any fitting out works alterations or improvements are being carried out or for the time or cost of the same

(E)     all Statutory Rent Restrictions

PERMITTED PART MEANS:

(a) in relation to any one floor only not more than two parts of that floor being in each case no less than 3,600 square feet and no more than 4,500 square feet;

(b) subject to paragraph (a) above a unit comprising not less than one or more whole floors

PERPETUITY PERIOD means the period expiring on the sooner of eighty years from the date hereof and the Termination of the Term

PLAN means the plan annexed

PLANNING ACTS means the Town & Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 the Local Government and Land Act 1980 the Local Government (Miscellaneous Provisions) Act 1982 the Housing and Planning Act 1986 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the environment or the national heritage

THESE PRESENTS means this Lease any licence or consent granted pursuant hereto and any variation hereof and any deed or instrument made supplemental hereto

PRESCRIBED RATE means four per centum per annum above Base Rate compounded with rests on the Rent Days such rate to apply as well after as before any judgment

REGULATIONS means the regulations set out in the Seventh Schedule and any variations or additions thereto notified in writing to the Tenant from time to time and made by or on behalf of the Landlord for the proper management care or security of the Estate or the comfort safety or convenience of the occupants thereof or persons resorting thereto in accordance with the principles of good estate management

RENT DAYS mean 1 January 1 April 1 July and 1 October in each year and RELEVANT RENT DAY shall be construed accordingly

REVIEW DATE means 25 March 2004 and each successive fifth anniversary of such date during the Term but shall also be construed subject to the provisions of paragraph 8 of the Second Schedule and RELEVANT REVIEW DATE shall be construed accordingly

REVIEW PERIOD means the period between a Review Date and the next succeeding Review Date or the Termination of the Term (as the case may be) and RELEVANT REVIEW PERIOD shall be construed accordingly

SERVICE CHARGE means the amounts payable by the Tenant pursuant to the Third Schedule

SERVICES means the services rendered works undertaken and obligations assumed by or on behalf of the Landlord pursuant to paragraph 3 of the Fifth Schedule or under the provisions of the Third Schedule and any other services provided by or on behalf of the Landlord to the Estate or for the general benefit of the tenants and occupiers thereof or any portion thereof

STATUTORY RENT RESTRICTIONS means restrictions imposed by any statute for the time being in force and any regulations or orders made thereunder which operate to impose any limitation whether in time or amount on the review of the Basic Rent and/or the collection of an increase in the Basic Rent

SURVEYOR means an independent chartered surveyor of recognised standing experienced in the valuation and letting of premises so far as practicable of similar character or comparable to the Demised Premises in the locality thereof or if there are no such premises locally then in the same region as the Demised Premises or nationally (as the case may require)

TENANT includes its successors in title and assigns

TERM means the term hereby granted and shall include any extension holding over or continuation thereof whether by statute agreement or otherwise

TERMINATION of the TERM means the determination of the Term whether by effluxion of time re-entry or otherwise howsoever

VALUE ADDED TAX means Value Added Tax and any other tax replacing or supplementing the same from time to time

CONSTRUCTION

1.2 These Presents shall unless the context otherwise requires be construed on the basis that:

(a) where the Tenant for the time being or any guarantor of these Presents comprises more than one person covenants and obligations at any time assumed by the Tenant or any such guarantor (as the case may be) shall be construed as made by all such persons jointly and severally

(b) the Term shall be deemed to commence for all purposes on the date of commencement specified in Clause 2

(c) references to any Act of Parliament order instrument regulation direction or plan shall be deemed also to refer to any statutory or other modification or re-enactment thereof from time to time in force and to include any requirement having the force of law in the United Kingdom and any subordinate legislation order instrument regulation direction or plan from time to time in force made or issued thereunder or deriving validity therefrom or from any enactment repealed thereby or under any such modification or re-enactment

(d) any covenant on the part of the Tenant not to do any act or thing shall include an obligation on the part of the Tenant not to permit or suffer such act or thing

(e) words denoting one gender include the other genders and words denoting persons include firms and corporations and vice versa

(f) clause and paragraph headings shall not affect the interpretation of these Presents

DEMISE AND RENTS

2. In consideration of the rents hereby reserved and the covenants on the part of the Tenant and of the Guarantor and the conditions hereinafter contained the Landlord at the request of the Guarantor HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH (but to the exclusion of all others) so far as the Landlord is able to grant the same the rights set out in Part III of the First Schedule EXCEPTING AND RESERVING unto the Landlord and to all other persons from time to time properly authorised by the Landlord or entitled thereto the rights set out in Part IV of the First Schedule TO HOLD the same unto the Tenant SUBJECT TO all rights of light and air and all other easements rights and privileges (if any) affecting the Demised Premises and in particular (but without prejudice to the generality of the foregoing) the rights covenants and other matters more particularly contained or referred to in the documents short particulars whereof are set out in Part V of the First Schedule for a term of 20 years commencing on 25 March 1999 YIELDING AND PAYING therefor unto the Landlord without deduction set-off or counterclaim (except such as the Tenant may be required by law to deduct notwithstanding any stipulation to the contrary):

(a) BASIC RENT: yearly during the Term and so in proportion for any period less than a year the Basic Rent which shall be paid whether or not demanded in advance by equal quarterly payments on each of the Rent Days except the first payment which shall be made on 1 January 2000 in respect of the period from and including 14 February 2000 to (but excluding) the Rent Day next following 14 February 2000

(b) INSURANCE RENT: by way of further rent on demand amounts equal to the cost of insurance incurred from time to time by the Landlord in respect of the Demised Premises and of the valuation for insurance purposes respectively referred to in paragraphs 1(b) and 1(c) of the Fourth Schedule

(c) FURTHER RENT: by way of further rent all interest and other amounts properly payable TO the Landlord under these Presents

(d) VALUE ADDED TAX: the Value Added Tax which is or may be chargeable (by reason of an election of the Landlord or otherwise) in respect of the rents reserved by Clauses 2(a) (b) and (c) of this Lease

RENT REVIEW

3. The Basic Rent shall be reviewed and (if appropriate) increased at the times and in manner set out in the Second Schedule

TENANT'S COVENANTS

4. The Tenant covenants with the Landlord in manner set out in the Third and Fourth Schedule

LANDLORD'S COVENANTS

5. The Landlord covenants with the Tenant in manner set out in the Third and Fifth Schedule

PROVISOS

6. It is agreed and declared in manner set out in the Sixth Schedule

GUARANTOR'S COVENANTS

7. The Guarantor covenants with and guarantees to the Landlord in manner set out in the Eighth Schedule

RECORD OF WHETHER A NEW TENANCY

8. It is hereby recorded that the tenancy created by this Lease is a new tenancy within the meaning of Section 1(3) of the Landlord and Tenant (Covenants) Act 1995

DULY DELIVERED AS A DEED on the date inserted on page 1


                               THE FIRST SCHEDULE

                                     PART I
                                   THE ESTATE

The premises known as The Arena Downshire Way Bracknell as the same is registered under Title Numbers BK342637 and BK346603

                                     PART II
                              THE DEMISED PREMISES

ALL THAT piece or parcel of land situate and forming part of the Estate and known AS Block C The Arena Downshire Way Bracknell and shown edged red on the Plan annexed hereto together with the buildings erected thereon

                                    PART III
                                 RIGHTS GRANTED

The following rights (in common with the Landlord and all others now or hereafter entitled to the like rights and subject to compliance with the Regulations and with right for the Landlord from time to time to alter modify or add to the same so long as not materially less commodious rights are provided):

ROADS

1. To pass and repass at all times and for all purposes connected with access to and egress from the Demised Premises over and along such of the roads and footpaths or parts thereof from time to time during the Perpetuity Period constructed on the Estate forming part of the Common Parts as have not been adopted by the Local Authority as maintainable by such Authority (but subject to any reasonable regulations as to direction of traffic flow thereover or other reasonable traffic control arrangements)

SERVICES

2. To use all drains sewers channels and watercourses and water gas and electric conduits mains pipes wires and cables or other conducting media and all or any other services now or hereafter during the Perpetuity Period provided for the Demised Premises and laid in under or over the adjoining or neighbouring land (if any) belonging to the Landlord or in under or over any other property across which the Landlord shall have rights to carry the same for the passage of surface water and sewage from and water gas electricity and other services to and from the Demised Premises

OPEN SPACES

3. To use for recreational purposes in accordance with reasonable regulations made from time to time by the Landlord in the interests of good estate management the landscaped areas forming part of the Common Parts

ENTRY TO ADJOINING PREMISES

4. To enter upon the said adjoining or neighbouring land (if any) and on any other property across which the Landlord shall have such rights as aforesaid (if any) at all reasonable times and (except in case of emergency) upon reasonable notice and prior appointment with the Landlord or (as the case may be) with the adjoining owners and occupiers and subject to compliance with any other conditions restrictions and provisions affecting the exercise of such rights for the purpose of inspecting maintaining cleansing repairing renewing and replacing the said sewers drains pipes and cables and all connections thereto and any boundary structures erected by the Tenant or belonging to the Demised Premises provided that the Tenant in exercising such rights shall do so as expeditiously as possible with all due diligence causing as little damage and inconvenience as possible and not interfering with any buildings or structures erected thereon and forthwith make good to the reasonable satisfaction in all respects of the Landlord or the owners and occupiers of the said land all damage or disturbance thereby occasioned

ESTATE SIGNS

5. The right to have the Tenant's and any lawful occupiers name and corporate logo installed on any Estate signs maintained by the Landlord from time to time in keeping with the size and style of the signs from time to time of the Estate

                                     PART IV
                          RIGHTS EXCEPTED AND RESERVED


SERVICES

1. The free and uninterrupted passage and running of water soil gas electricity telephone and other services from and to all other buildings premises and land whether belonging to the Landlord or not adjoining or near to the Demised Premises through and along all conduits pipes drains channels watercourses sewers wires and cables or other conducting media which are now or may hereafter during the Perpetuity Period be in over or under the Demised Premises together with the right to connect into the same

LIGHT AND AIR

2. All rights of light air and other easements and rights (but without prejudice to those expressly herein before granted to the Tenant) now or hereafter belonging to or enjoyed by the Demised Premises from or over the other parts of the Estate or any adjacent land or buildings

SUPPORT AND SHELTER

3. The right of support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the land and other buildings comprised in the Estate and/or any adjoining or neighbouring land or buildings

ENTRY FOR WORKS TO PROVIDE SERVICES AND FOR PURPOSES OF THESE PRESENTS

4. The right to enter the Demised Premises at all times in case of emergency and otherwise at all reasonable times on reasonable notice with or without workmen and others and all necessary appliances and materials for the purpose of

(a) inspecting maintaining cleansing repairing altering testing renewing and replacing laying and making connections to the said ducts conduits pipes drains channels watercourses sewers wires and cables and other conducting media and all connections access to and egress from the Demised Premises being maintained so far as practicable at all reasonable times

(b) carrying out all works operations or acts necessary to enable the Landlord to provide any of the Services or doing any thing whatsoever comprised within the Landlord's obligations in respect of the Estate or (whether or not within the same) for which the Tenant is liable hereunder to make a contribution including for installing and making use of meters for services and related conduits and equipment access to and egress from the Demised Premises being maintained so far as practicable at all reasonable times

(c) for any other purpose mentioned in these Presents including entry by security staff (if any) at any time by day or night as it or they shall consider fit the persons exercising such rights causing as little damage as reasonably practicable to the Demised Premises and making good or procuring the making good of all damage thereby occasioned as soon as reasonably practicable to the reasonable satisfaction of the Tenant

WORKS TO AND USE OF ADJOINING PREMISES

5. At all times during the Term without reference to the Tenant or making any compensation to the Tenant therefor to:

(a) execute or permit or suffer the execution of works or alterations on or to any lands adjoining or near the Demised Premises or the demolition rebuilding alteration or extension of any buildings now or hereafter in such manner as the Landlord may think fit so long as the rights granted to and the Tenant's use and enjoyment of the Demised Premises are not materially adversely affected thereby

(b) use or deal with such lands and buildings and premises adjoining or near the Demised Premises in such manner as the Landlord may think fit notwithstanding that the access of light or air to the Demised Premises or any other liberty easement right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected so long as the rights granted to the Tenant are not adversely affected thereby provided that such rights shall be exercised so as to cause as little inconvenience to the Tenant as is reasonably practicable and any physical damage caused to the Demised Premises as a result of the exercise of such rights shall be made good to the reasonable satisfaction of the Tenant at the expense of the person causing such damage but the Landlord shall not be liable to the Tenant in damages or otherwise for any inconvenience or otherwise howsoever in relation to any such works carried out things done or use or dealing as aforesaid

OTHER EASEMENTS

6. All other easements and rights in the nature of easements or quasi-easements now enjoyed by the Demised Premises over any property adjoining or near the Demised Premises or which may at any time during the Perpetuity Period be acquired over any such property for the benefit of the Demised Premises and to which the Landlord may be or become entitled

                                     PART V
                        DOCUMENTS REFERRED TO IN CLAUSE 2


DATE                  DOCUMENT                   PARTIES

18 December 1997      Wayleave Agreement         the Landlord (1) and
                                                 British Telecommunications
                                                 plc (2)

20 March 1997         Section 106 Agreement      Bracknell Forest Borough
                                                 Council (1)
                                                 Clifford Foods Limited (2) and
                                                 Helical Bar Developments (South
                                                 East) Limited (3)

8 April 1997          Highways Agreement         Clifford Foods Limited (1)
                                                 Helical Bar Developments (South
                                                 East) Limited (2)
                                                 Liberty Mutual Insurance
                                                 Company (UK) Limited (3) and
                                                 The County Council of the
                                                 Royal County of Berkshire (4)
                      Section 104 Agreement

                               THE SECOND SCHEDULE

                                   RENT REVIEW


1. The Basic Rent shall be reviewed as at and (if appropriate) increased on each Review Date as hereinafter provided and the amount of the Basic Rent payable for each successive Review Period shall be the Basic Rent which was (or which but for Statutory Rent Restrictions would have been) payable immediately prior to the Relevant Review Date increased by the amount (if any) by which the Open Market Rent as at such Review Date exceeds the Basic Rent at the aforesaid yearly rate

2. The Landlord and the Tenant shall endeavour to agree the amount of the Open Market Rent as at each Relevant Review Date but if (for whatever reason) the Open Market Rent shall not have been unconditionally agreed in writing three months before the Relevant Review Date either the Landlord or the Tenant may at any time thereafter (whether before or after the Relevant Review Date) by notice in writing to the other party require that the determination of the Open Market Rent be referred to the Surveyor who shall be appointed by the Landlord and the Tenant or in default of agreement on such appointment by the President (or other the acting Chief Officer) for the time being of the Royal Institution of Chartered Surveyors on the written application of the Landlord or the Tenant

3. The Surveyor shall act as an expert and not as an arbitrator and invite the Landlord and the Tenant to submit to him within such time limits as he shall consider appropriate such written representations and cross representations as to the amount of the Open Market Rent with such supporting evidence as they may respectively wish

4. The Surveyor will within two months after his appointment or within such extended period as the Landlord shall reasonably stipulate give to the Landlord and the Tenant written notice of the amount of the Open Market Rent as determined by him and his determination will be final and binding on the parties to these Presents

5. If the Surveyor shall not have given notice of his determination within the period and in manner aforesaid or if for any reason it becomes apparent that he will be unable to do so within such period the Landlord and the Tenant may agree upon or either of them may apply for a new Surveyor to be appointed in his place (which procedure may be repeated as many times as may be necessary) provided always that any such determination given by the Surveyor outside such time limit but prior to the appointment of a new Surveyor shall be valid and effective but if given thereafter shall be null and void

6. The Surveyor's reasonable and proper fees or charges (including the costs of his appointment) shall be borne between the Landlord and the Tenant in such proportions as the Surveyor shall determine or in the event that no notice of determination is given equally between the Landlord and the Tenant

7. If the Open Market Rent has not been ascertained (by agreement or determination) by any Relevant Review Date the Tenant shall pay to the Landlord until the date when the Open Market Rent has been ascertained as aforesaid the Basic Rent at the yearly rate payable for the period immediately preceding such Relevant Review Date and upon the amount of the Basic Rent actually payable from such Relevant Review Date being ascertained any additional amount payable for the period commencing on the Relevant Review Date and ending on the Relevant Rent Day immediately following such ascertainment shall forthwith be paid by the Tenant to the Landlord together with interest thereon at Base Rate for the period commencing on the Relevant Review Date (or other the Relevant Rent Day upon which the relevant proportion of the same would have become due had the Open Market Rent been ascertained before the Relevant Review Date) and ending on the date of payment

8. Throughout any period during the Term that Statutory Rent Restrictions shall apply to prevent or prohibit either wholly or partially:

(a) the operation of the above provisions for review of the Basic Rent then the Relevant Review Date or Dates shall be postponed to take effect on the earliest date or dates thereafter upon which such review may occur and if there shall be a partial relaxation of the Statutory Rent Restrictions there shall be a further review of the Basic Rent on the earliest date thereafter as aforesaid notwithstanding that the Basic Rent may have been increased partially on or since the original Relevant Review Date

(b) the collection of any increase in the Basic Rent or any installment or part thereof by the Landlord or the retention thereof at any time after collection then the collection of any increase or increases in the Basic Rent shall be postponed to take effect on the earliest date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase and until the Statutory Rent Restrictions shall be relaxed either partially or wholly the Basic Rent shall be the maximum sum from time to time permitted by Statutory Rent Restrictions as applicable

9. On each occasion that the Open Market Rent is ascertained pursuant to this Schedule the Landlord and the Tenant shall cause a memorandum of the yearly amount of the Basic Rent payable under these Presents for the Relevant Review, Period to be endorsed on this Lease and the Counterpart thereof and such Memorandum shall be signed by or on behalf of the Landlord and Tenant respectively

10. For the avoidance of doubt it is declared that:

(a) the Basic Rent payable for any Review Period shall not be less than the amount of the Basic Rent payable for the period immediately preceding the commencement of such Review Period

(b) any agreement between or other memorandum in writing signed by the Landlord and Tenant as to the amount of the Open Market Rent as at any Review Date or the amount of the Basic Rent payable during any Review Period shall be valid and binding on the parties hereto notwithstanding the appointment of the Surveyor or any application for his appointment or the failure in any manner to adhere to the foregoing procedures methods or timetables for review of the Basic Rent or determination of the Open Market Rent

(c) time shall not be of the essence in respect of any matter arising or any step under this Schedule

                               THE THIRD SCHEDULE

                                     PART I
                     PARTICULARS of THE LANDLORD'S EXPENSES

All costs and expenses whatsoever incurred by the Landlord in provision of or the procuring of the provision of the Services which without prejudice to the generality thereof shall include the costs (inclusive of Value Added Tax or other similar tax thereon) of:

1. renewing repairing resurfacing maintaining rebuilding sweeping clearing and cleansing all ways roads pavements open areas sewers drains pipes cables watercourses wires conduits petrol interceptors and other conducting media or equipment which are now or may be at any time during the Perpetuity Period constructed laid or installed upon the Estate and available for use of occupiers of Lettable Space (but excluding any such where the use thereof is limited to the occupiers of particular specified units of Lettable Space) until the same or any of them are adopted by the Local Authority and repairable by the public at large

2. the cost of or any contribution paid towards the expense of making repairing maintaining rebuilding tending planting and cleansing all ways roads pavements roundabouts sewers drains pipes watercourses and party walls party structures party fences walls or other conveniences which may belong to or be used for the buildings on the Estate in common with other premises near or adjoining the Estate

3. keeping all planted areas within the Common Parts and the roundabout at the entrance to the Estate properly stocked and tended and all grassed areas therein regularly mown and any landscaping features or artwork properly repaired cleaned maintained and as necessary replaced and renewed

4. providing and maintaining Estate directory boards and any other apparatus or facility provided for the benefit or use of tenants or occupiers of buildings on the Estate

5. providing maintaining repairing and renewing as necessary the street lighting on the Estate

6. the repair and maintenance of any part of the Estate which is not occupied by a tenant or capable of being so occupied if the same were let upon a lease similar to these Presents

7. the provision of services not specifically dealt with under the above paragraphs in the interests of good estate management including the hire or purchase of equipment for the carrying out of the foregoing and the provision of any facility for the storage of the same

8. employing staff either directly or indirectly for the performance of duties in connection with the maintenance and/or security of the Estate and the provision of the Services thereto and all incidental expenditure in relation to such employment including (but without limiting the generality of such provision) for the payment of statutory and such other insurance health pension welfare and other payments contributions and premiums industrial training levies redundancy and similar or ancillary payments which may be required by statute or otherwise to be paid or which the Landlord may deem desirable or necessary in respect of such staff and uniforms working clothes tools appliances cleaning and other materials bins receptacles and other equipment for the proper performance of their duties

9. fees of any agents reasonably or properly appointed for the general management of the Estate and staff employed in connection therewith and the fees and expenses of the Landlord's Surveyor

10. taking all steps deemed desirable or expedient by the Landlord for complying with and for making representations against or otherwise contesting the instance of the provisions of any legislation or orders or statutory requirements or notices thereunder concerning town planning public health highways streets drainage or other matters relating or alleged to relate to the buildings on the Estate for which occupiers of such buildings are not directly liable

11. insuring the Common Parts against such risks as the Landlord may from time to time reasonably consider desirable including third party and public liability (or reimbursing such costs to the person who may form time to time insure the same)

12. Any existing or future rates outgoings assessments or charges of any nature in relation to the Common Parts or any part thereof or the provision of the Services

Provided always that:

(a) the Landlord shall be at liberty at any time to review the heads of cost expenditure charge or allowance included in the Service Charge as it shall in its reasonable discretion consider appropriate in the interests of good estate management vary the existing items included in the calculation of the Service Charge or to add thereto any items of cost expenditure charge depreciation or other allowance provision for future anticipated expenditure on or replacement of any installation plant machinery equipment or apparatus or rental value of any parts of the Estate used in connection with the provision of the services not previously included therein and from and after the relevant date of such review such variations to or additional items of cost expenditure charge allowance provision or value shall be included in the calculation of the Service Charge

(b) any expenses which are properly recoverable by the Landlord otherwise than as a part of the Service Charge from any specific tenant of Lettable Space or in the case of Lettable Space available for letting would be so recoverable had the same been let on a lease similar to these Presents shall not be included in the calculation of the Service Charge

(c) where the Tenant provides any of the Services for the benefit of the Demised Premises and the Landlord agrees in writing that such provision is in substitution for the obligation of the Landlord hereunder in respect thereof then whilst the Tenant provides the same to the Demised Premises there shall be omitted from the calculation of the Service Charge all items of charge for such of the Services as the Tenant so provides


                                    PART III

                  CALCULATION AND PAYMENT OF THE SERVICE CHARGE
                          AND PROVISION OF THE SERVICES

1. The Tenant agrees to pay to the Landlord the Service Charge at the times and in the manner provided for herein and subject thereto the Landlord shall:

(a) repair and maintain the roads and footpaths on the Estate unless the same are adopted by the Local Authority as highways maintained at the public expense

(b) repair replace renew amend and clean in a good and workmanlike manner the sewers and drains in under and upon Common Parts on the Estate unless the same are taken over by the Local Authority

(c) so far as practicable to tend keep clean and tidy and generally to maintain the gardens forecourts roadways pathways and open areas on the Common Parts

2. The Landlord shall as soon as practicable after the end of the Relevant Financial Year procure the preparation of the Certificate and the delivery of a copy thereof to the Tenant and the Tenant shall be entitled upon appointment made within 3 months of the delivery of the Certificate to inspect and take copies of the accounts and all vouchers and receipts from which the same was prepared

3. The Certificate shall save in respect of any manifest error, be conclusive evidence for the purposes hereof of the matters which it purports to certify

4. The Tenant shall on demand accompanied by a copy of the Certificate for the Relevant Financial Year pay to the Landlord the same proportion of the total of the Landlord's Expenses as that part of the Lettable Space comprised in the Demised Premises is of the Lettable Space as shown in the Certificate (or in the case of any period of less than a year a due proportion thereof) subject however in each and every case to the deduction therefrom of any interim payments previously made by the Tenant on account thereof in pursuance of the provisions herein contained together with Value Added Tax thereon

5. The Tenant shall on each Rent Day pay to the Landlord such sum in advance and on account of the amount prospectively payable under paragraph 3 hereof as the Landlord shall consider to be fair and reasonable by standing order or such other method as the Landlord may reasonably require

6. If it shall be found upon the issue of the Certificate that the aggregate of the interim payments made by the Tenant to the Landlord during the Relevant Financial Year in pursuance of paragraph 4 hereof exceeds the amount payable pursuant to paragraph 3 hereof for the Relevant Financial Year the Landlord shall forthwith pay or allow to the Tenant the amount of such excess

7. This Part II of this Schedule shall continue to apply notwithstanding the Termination of the Term but only in respect of the period down to the Termination of the Term

                               THE FOURTH SCHEDULE

                               TENANT'S COVENANTS

PAY RENTS

1.      To pay to the Landlord:

(a) the Basic Rent and other rents payable under these Presents at the times and in manner as provided in these Presents without any deduction set-off or counterclaim except as aforesaid the Basic Rent and any Value Added Tax to be paid by means of a banker's standing order or such other method as the Landlord may reasonably require

(b) on demand an amount equal to the full amount (without deduction of any agency or other commission paid or allowed to the Landlord on such amount or otherwise which the Landlord shall be entitled to retain for its own benefit free of any obligation to bring the same into account under these Presents) of every premium payable and other payment incurred by the Landlord from time to time during the Term in effecting and maintaining insurance:

           (i) in accordance with the provisions of paragraph 2.1 of the Fifth Schedule and

           (ii) of the Landlord against property owners and third party liabilities including those arising under the Defective Premises Act 1972

(c) on demand an amount equal to the cost incurred by the Landlord of obtaining from time to time (but no more than once a year) a professional valuation of the Demised Premises for insurance purposes

(d) if the Demised Premises shall be destroyed or damaged by any of the Insured Risks on demand an amount equal to any applicable excess under any insurance effected by the Landlord under or for the purposes of these Presents

PAY OUTGOINGS

2.1 To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or revenue or non-recurring nature and even though of a wholly novel character) which are now or may at any time hereafter be assessed charged levied or imposed upon or payable (a) in respect of the Demised Premises or (b) on or by any estate owner landlord tenant or occupier in respect thereof (except (subject to paragraphs 33(f) and 34 of this Schedule) any tax payable by the Landlord as a direct result of the ownership of or a dealing by the Landlord with its reversionary interest in the Demised Premises or the receipt by the Landlord of the Basic Rent)

2.2 If the Demised Premises shall at any time during the Term be unoccupied for any period during which the Tenant or any other person shall be entitled to claim or take the benefit of any relief from the payment of general rates or other outgoings and in consequence the amount of any claim to or benefit of similar relief which would otherwise be available to the Landlord in respect of any period following the Termination of the Term if the Demised Premises were vacant shall or may be reduced or lost to pay to the Landlord on demand in respect of such period an amount equal to the whole amount of the value to the Landlord of the claim or benefit which is not available to the Landlord and which would otherwise have been available to the Landlord in respect of the Demised Premises had the same been fully occupied throughout the Term and left unoccupied thereafter (no account being taken of any period of actual occupation by any person after the Termination of the Term)

COMMON EXPENSES

3. Without prejudice to the generality of any other covenant by the Tenant and to the extent only that the same are not payable to the Landlord by way of Service Charge to pay on demand a fair proportion of the costs and expenses of making repairing maintaining rebuilding renewing replacing lighting insuring connecting and cleansing all ways roads pavements sewers drains pipes channels watercourses gutters wires cables boundary walls fences party walls structures open areas and other conveniences which shall at any time belong to or be used for the Demised Premises in common with other premises near or adjoining thereto the amount due in case of dispute to be assessed by the Landlord's Surveyor whose decision shall be final and binding on all parties except in the case of manifest error Provided Always that in the event that the extent of any such repair maintenance renewal replacement and cleansing or the increased frequency thereof is caused directly or indirectly by the particular use by the Tenant of the Demised Premises or of the services provided thereto by the Landlord or any part thereof then and in such case the costs and expenses so incurred shall be apportioned under this paragraph and the Landlord shall procure that the Tenant shall not be charged with any part of the remainder of such costs and expenses as part of the Service Charge payable for the Relevant Financial Year in which the costs and expenses were incurred

REPAIR

4. To put and keep in good and substantial repair and condition and keep clean the Demised Premises (including the exterior and structure) and as necessary replace and renew the water ventilation sanitary apparatus heating and/or air conditioning apparatus and the walls fences roads and other paved areas sewers drains lifts plant and machinery and appurtenances thereof with all necessary reparations cleansing and renewal works and amendments whatsoever (regardless of the age or state of the buildings for the time being comprised in the Demised Premises) and to replace from time to time all landlord's fixtures fittings and appurtenances in the Demised Premises which may be or become beyond repair at any time during or at the Termination of the Term provided that there shall be excepted damage by any of the Insured Risks unless the insurance of the Demised Premises effected by the Landlord has been vitiated or prejudiced or payment of the insurance moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or his respective servants agents or visitors

DECORATION MAINTENANCE AND CLEANING

5. Without prejudice to the generality of the foregoing covenant:

(a) as and whenever necessary and as to the exterior of the Demised Premises in every third year of the Term and as to the interior thereof at intervals of not more than five years and also as to both interior and exterior during the last year prior to or at the Termination of the Term to have prepared and painted or otherwise decorated or treated (as the case may be) all surfaces and other portions fabrics and finishes (i) usually painted with two coats at least of good quality paint or (ii) otherwise decorated or treated with good quality materials and so often as may be necessary to have professionally treated in accordance with a well approved manner for preserving and protecting the same all other parts of the Demised

        Premises requiring treatment for preservation and protection and as and when necessary to clean make good and treat with suitable preservative any rough cast stucco work block panels or walls

(b) to carry out such painting decoration or other treatment in a proper and workmanlike manner to the reasonable satisfaction of the Landlord and in accordance with such reasonable directions in regard thereto as may from time to time be communicated to the Tenant by or on behalf of the Landlord and during the last year prior to or at the Termination of the Term in colours tints and materials previously approved in writing by the Landlord

(c) to replace all broken or damaged glass in the Demised Premises as and when the same is broken or damaged with glass of the same colour tint and specification

(d) to keep any areas not covered by buildings clear of all rubbish and free from weeds and in a neat and tidy condition and all grassed areas thereon regularly mown all borders therein properly stocked and tended all trees thereon properly lopped topped and pruned

(e) to clean all windows (both externally and internally) and the window frames and other glass comprised in the Demised Premises as necessary but at least once in every month to procure that all electrical and mechanical plant and equipment (including any lifts and central heating and air conditioning equipment) is properly and regularly serviced by qualified persons approved in writing by the Landlord or the Landlord's Surveyor such approval not to be unreasonably withheld or delayed

YIELD UP

6. To yield up the Demised Premises unto the Landlord at the Termination of the Term so painted treated repaired renewed cleansed maintained amended and kept as aforesaid and otherwise as shall be in accordance with the covenants and conditions contained in or imposed by virtue of these Presents and the keys and all additions and improvements made thereto in the meantime and all fixtures (other than tenant's and trade fixtures) of every kind in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same and prior to the Termination of the Term:

(a) in case any of the said fixtures shall be missing broken damaged destroyed or beyond repair forthwith to replace them with others of similar quality

(b) unless released from compliance by written notice given by the Landlord prior to the Termination of the Term to remove from the Demised Premises all tenant's and trade fixtures and fittings (including partitions installed by the Tenant) and the Tenant's furniture and effects and in the event of any alterations having been made to the Demised Premises to reinstate the Demised Premises to the condition in which the same were prior to the making of such alterations and to remove any moulding sign writing or painting of the name or business of the Tenant and other persons from the Demised Premises and

(c) to make good any damage caused to the Demised Premises by any such reinstatement or removal or the removal of the Tenant's fixtures fittings furniture and effects

(d)     with new good quality carpets commensurate with high class offices

PERMIT ENTRY FOR LANDLORD AND OTHERS

7. To permit the Landlord its servants and other agents its contractors and workmen the Surveyor and (if authorised by the Landlord) the owner tenants and occupiers of any adjoining or neighbouring premises and their respective servants agents and workmen with all necessary plant machinery equipment tools and appliances at all times in case of emergency and otherwise at any reasonable times on reasonable prior notice to enter upon the Demised Premises and remain thereon for such period as shall be necessary:

(a) to examine the Demised Premises to ensure that nothing has been done or omitted which constitutes or may be or tend to be a breach or non-performance of any of the covenants contained in these Presents

(b) to take schedules or inventories of the fixtures and things to be yielded up at the Termination of the Term

(c) to exercise any rights excepted and reserved and for any other purpose connected with the interest of the Landlord in the Demised Premises or the disposal or charge thereof

(d) to enable the Landlord to comply with its covenant contained in paragraph 2.3 of the Fifth Schedule to rebuild reinstate and make good damage to or destruction of the Demised Premises by any of the Insured Risks

(e) to inspect and measure the Demised Premises and for all purposes connected with any intended or pending step under the provisions of Part II of the Landlord and Tenant Act 1954 or the operation or implementation of the provisions of Clause 3 and the Second Schedule and the Tenant shall furnish such information for the said purposes as may reasonably be requested in writing by the Landlord or any other person who should be permitted entry to the Demised Premises under this sub-paragraph

(f) for the purpose of inspecting and executing repairs additions or alterations to or upon or maintaining any adjoining or neighbouring Premises the person exercising such rights making good to the Tenant all damage thereby occasioned to the Demised Premises (but so that the Landlord shall be under no liability except in respect of entry personally by the Landlord or his duly authorised representatives)

REMEDY WANTS OF REPAIR AND ENTRY FOR LANDLORD ON DEFAULT

8. Forthwith as soon as reasonably practicable to proceed to remedy repair and make good all wants of repair and of decoration and defects of which notice shall be given by the Landlord to the Tenant and which the Tenant shall be liable to remedy repair or make good provided always that if within three months (or sooner in case of emergency) from the date of such notice the Tenant shall fail to commence to and thereafter diligently proceed to repair and make good the wants of reparation and other matters prescribed in such notice or if the Tenant shall at any time make default in the performance of any of the covenants contained in these Presents for or relating to the repair decoration treatment preservation protection or condition of the Demised Premises (whether or not such a notice is given by the Landlord) then it shall be lawful for the Landlord and all persons authorised by the Landlord with workmen servants agents and others with or without all necessary plant machinery equipment tools and appliances to enter into and stay upon the Demised Premises and repair decorate treat preserve protect and make good the same at the expense of the Tenant (but so that the Landlord's right of entry or any other right or remedy of the Landlord under these Presents shall not thereby be prejudiced)

LETTING AND DEALING BOARDS

9. To permit the Landlord and its servants and agents at any time during the Term to enter upon the Demised Premises and affix and retain without interference in a conspicuous position (but not so as to interfere with the access of light and air to the Demised Premises) notices for re-letting the same (if there be a likelihood of the Term being determined) or selling the Landlord's interest in the Demised Premises and at all times to permit all persons with written authority from the Landlord or the Landlord's agents at reasonable times of the day upon reasonable written notice to enter and view the Demised Premises

NOTICES

10. As soon as the Tenant becomes aware of any notice or communication from a competent authority affecting the Demised Premises or the user thereof (including of any rateable assessment or reassessment and any appeal in relation thereto) to give to the Landlord a copy thereof and in any event when the Tenant first becomes aware of the service of such notice or of the circumstances likely to lead to service of such a notice to give to the Landlord full particulars of such notice or circumstances and to make or Join in making such objection or representation against or in respect of the same as the Landlord may reasonably require

STATUTORY REQUIREMENTS

11.1 At the expense of the Tenant to comply with all present and future Acts of Parliament relating to the Demised Premises or the use thereof and to execute at its own expense any work required to be carried out in or to the Demised Premises whether such work is required to be carried out by the owner or the occupier or any other person

11.2 Not at any time to do omit or permit on or about the Demised Premises any act or thing by reason of which the Landlord may under any such Acts incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses

11.3 To obtain all licences permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such Acts in respect of any works carried out by the Tenant on the Demised Premises or of any user thereof

PLANNING

12. Without prejudice to the generality of the last preceding paragraph and except to the extent that the same may be undertaken by the Landlord in connection with the reinstatement of the Demised Premises pursuant to its covenant in that respect contained in the Fifth Schedule but subject to the proviso contained at the end of this paragraph:

(a) at all times at the expense in all respects of the Tenant to comply with the provisions and requirements of the Planning Acts and all licences consents permissions and conditions (if any) now or hereafter existing granted or imposed thereunder or under any enactment repealed thereby so far as the same are implemented and relate to or affect the Demised Premises or any operations works acts or things now or hereafter carried out executed done or omitted thereon or the use thereof for any purpose

(b) so often as occasion shall require at the expense in all respects of the Tenant to obtain from (as the case may be) the Local Planning Authority or other competent authority or the Minister of Her Majesty's Government for the time being responsible therefor all such licences consents and permissions as may be required for any works to or operations on the Demised Premises or the institution or continuance of any use thereof in respect of which such a licence consent or permission is required under the Planning Acts but so that the Tenant shall not make any application for planning permission without the previous written consent of the Landlord (not to be unreasonably withheld or delayed) and to pay and satisfy any charge that may hereafter be imposed (whether on the Landlord or the Tenant or any other person) in respect of any such operations or of any such use as aforesaid

(c) notwithstanding any consent which may be granted by the Landlord not to carry out or permit the carrying out of any works or any alteration or addition to the Demised Premises or any change of use thereof (being works or an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required under these Presents and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as satisfactory to it provided that the Landlord may refuse so to express its satisfaction with any planning permission on the ground (inter alia) that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Landlord's Surveyor would be or be likely to be (whether during the Term or following the Termination of the Term) prejudicial to the Landlord's interest in the Demised Premises or of any adjoining or neighbouring land and property belonging to or occupied by the Landlord

(d) unless the Landlord shall otherwise direct to carry out before the Termination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to the Termination of the Term as a condition of any planning permission which may have been granted during the Term and implemented in whole or in part by the Tenant or any person deriving title under the Tenant

(e) if and when called upon so to do to produce to the Landlord or as directed by it to any third party all such plans documents and other evidence as the Landlord may reasonably require in order to reasonably satisfy itself that the provisions of this covenant have been complied with in all respects

(f) in any case where the permission for any development has been granted subject to conditions the Landlord shall be entitled as a condition of giving its consent to the permitted development to require the Tenant to provide security to the Landlord for the compliance with the conditions imposed on the grant of such planning permission and the development shall not be commenced or the use instituted until such security shall have been provided to the satisfaction of the Landlord

(g) not to do or omit any thing on or with reference to the Demised Premises which may be grounds for or cause or lead to the compulsory acquisition thereof

(h) not to serve any purchase notice under the Planning Acts requiring any authority to purchase the interest of the Tenant in the Demised, Premises under these Presents provided nevertheless that nothing herein shall render the Landlord or the Tenant liable in respect of any of the covenants contained in this paragraph 12 to the extent that the performance or observance of the same shall hereafter become a contravention of or otherwise impossible or illegal under or by virtue of the Planning Acts

ALTERATIONS

13.1 Not to make or permit or suffer to be made any alterations or additions in or to the Demised Premises except (with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed) (a) internal non-structural alterations or additions and (b) alterations required to comply with the provisions of paragraphs 11 and 12 of this Schedule

13.2 To carry out and complete the work involved in all alterations to the Demised Premises permitted by the Landlord or required by these Presents in accordance with the terms of all consents with materials of suitable good quality in a proper and workmanlike manner and in a manner that shall not adversely affect or avoid or make voidable any warranty or guarantee in respect of the Demised Premises or any equipment or facilities comprised therein and to the reasonable satisfaction of the Landlord's Surveyor

13.3 On completion of the installation of anything which shall become part of the Demised Premises forthwith to give to the Landlord written notice of the same stating the full cost of reinstatement thereof

13.4 Not to erect or affix to the exterior of the Demised Premises any aerials posts wires fittings or works for telegraphic communication or make any aperture in any party wall

13.5 Notwithstanding the foregoing the Tenant shall be entitled to install alter and remove internal demountable partitioning without any consent of the Landlord which does not affect the structure of the Demised Premises or prejudice or affect the air conditioning fire protection or other building systems subject to the Tenant:

(a) carrying out such works in a good and workmanlike manner and in accordance with any necessary permissions consents or approvals required under the Planning Acts;

(b) reinstating the Demised Premises to their former state and condition on or before the Termination of the Term;

(c) providing to the Landlord Within 28 days of completion of the works copies of all plans and specifications

SIGNS

14. Not without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to affix to or display on or permit to be affixed to or displayed on the Demised Premises any sign hoarding poster placard blind or advertisement whatsoever which shall be visible from the outside of the Demised Premises except such means of identification and other notices as shall be reasonably necessary in connection with the use and occupation of the Demised Premises for the time being

DANGEROUS AND DELETERIOUS SUBSTANCES

15. Not:

(a) to keep or permit or suffer to be kept on the Demised Premises any substance of a dangerous corrosive combustible explosive radio-active volatile unstable or offensive nature or which might in any way injure by percolation corrosion or otherwise the Demised Premises or the sewers and drains serving the same or the keeping or use of which may contravene any statute order regulation or bye-law except (with the prior written consent of the Landlord and after giving due notice to any insurers of the Demised Premises) small quantities of any inflammable material or liquid used by the Tenant in connection with his business carried on in the Demised Premises nor

(b) to stop up or obstruct in any way or permit oil or grease or other deleterious substances to enter by any means the pipes drains sewers ducts conduits or watercourses serving the Demised Premises or any adjoining or neighbouring premises and in the event of such obstruction or injury forthwith to remedy the same and make good any damage to the reasonable satisfaction of the Landlord

USE OF COMMON PARTS AND SERVICES

16.1 Not at any time during the Term to cause or permit any damage or obstruction to the Common Parts

16.2 Not to alter or permit to be altered the method of discharge of permitted effluent without obtaining the previous written consents of the Landlord and of any appropriate authority

16.3 Not to use or permit to be used in the cleaning of any vehicles any detergent or any oil or other solvent without obtaining the previous written consent of the appropriate authority

16.4 So often as may be necessary to maintain empty and clean any petrol interceptors serving the Demised Premises

16.5 Not by any act or default to cause or permit the drains pipes conduits ducts cables wires and other conducting media conveying services to the Demised Premises or those within the Demised Premises to be overloaded or subjected to use in excess of that for which the same were designed or which may restrict the level of supply of water gas or electricity to other parts of the Estate

REFUSE REGULATION

17.1 To retain all trade and other refuse upon the Demised Premises in a neat and tidy condition and in proper receptacles and to make adequate arrangements for the frequent removal of such refuse from the Demised Premises

17.2 Not to deposit or permit to be deposited any refuse on the Car Spaces or on the Common Parts

FIRE PRECAUTIONS

18. At all times during the Term at the expense of the Tenant to comply with all recommendations (whether legally enforceable or not) from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises and to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such recommendations and with any legal requirements and any requirements of any insurer of the Demised Premises and open to inspection and maintained to the reasonable satisfaction of the Landlord and not to obstruct the access to or means of working of the same

SECURING UNOCCUPIED PREMISES

19. Throughout any period during which the Demised Premises are closed for business or are unoccupied whether or not furnished to keep the Demised Premises fully secured and to provide such caretaking and other arrangements as may be reasonably necessary to give the Demised Premises reasonable protection from vandalism theft or unlawful occupation

REGULATIONS

20. To observe and conform to the Regulations and procure that all persons resorting to the Demised Premises observe and conform to the same

LOADINGS

21. Not to impose or permit to be imposed (whether by using machinery or otherwise) on any part of the floors roof roof trusses ceilings or the structure of any building comprised in the Demised Premises a load or weight greater than that which the same are designed or constructed to bear with due margin for safety nor to use the roof space (not designed for the same) for storage of goods nor by machinery or otherwise to cause or permit any undue vibration to or nuisance by noise or otherwise in the Demised Premises

USER

22.1 Not to use the Demised Premises or any part thereof nor permit or suffer the same to be used:

(a)     for residential purposes or as sleeping accommodation

(b) for any noisy noisome noxious offensive or dangerous trade art manufacture business or occupation or for any sale by auction public exhibition political meeting show spectacle or gambling or for any illegal or immoral purpose

(c) in any way or for any purpose which may be or tend to become an annoyance nuisance damage disturbance or inconvenience to or prejudice the Landlord or the owners or occupiers of any premises adjoining or near the Demised Premises or the neighbourhood

22.2 Without prejudice to the generality of the foregoing not to use the Demised Premises nor permit the same to be used otherwise than as high class offices

INSURERS' REQUIREMENTS

23. To carry out at the Tenant's expense such works as may be required by any insurers of the Demised Premises in accordance with their directions and not to carry on or permit upon the Demised Premises or any adjoining property controlled by the Tenant any trade business or activity or do or permit any act or thing on or in relation to the Demised Premises which may make void or voidable any policy of insurance of the Demised Premises or of any adjoining or neighbouring premises belonging to the Landlord or render any increased or extra premium payable for such insurance

NOTIFY DAMAGE BY INSURED RISKS

24. To give immediate written notice to the Landlord of any destruction of or damage to the Demised Premises stating (if possible) whether and to what extent the same was brought about directly or indirectly by any of the Insured Risks

PAY IRRECOVERABLE INSURANCE MONEYS

25. To pay forthwith on demand to the Landlord the whole of the amount (including professional and other reasonable and proper fees and costs) which should have been recoverable under any insurance of the Demised Premises rendered irrecoverable as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents and visitors

PREVENT ENCROACHMENTS

26.1 Not knowingly to permit any owner of any property adjoining or near the Demised Premises to acquire any rights of way light or air or other privilege easement or make any encroachment over against out of or upon the Demised Premises and as soon as the Tenant shall become aware thereof or of any act or thing which might result in the acquisition or making of any of the same to give immediate written notice thereof to the Landlord and to adopt or permit the Landlord to adopt such means as may reasonably be necessary or convenient for preventing the acquisition or making of any of the same and at the cost of the Tenant to take consent to or bring all actions in the name of the Tenant as the Landlord may think fit or (at the option of the Landlord) to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord for preventing any of the same from being acquired or made

26.2 Not without obtaining the prior written consent of the Landlord to stop up darken or obscure any windows or lights belonging to the Demised Premises or of any other premises belonging to the Landlord

ALIENATION

CHARGES

27.1 Not to charge the Demised Premises as a whole or in part

DECLARATIONS OF TRUST

27.2 Not to execute any declaration of trust with regard to the whole or any part of the Demised Premises or these Presents

ASSIGNMENTS

27.3 Not to assign the Demised Premises or these Presents in any part less than the whole

27.4 Not to assign the whole of the Demised Premises:

(a) (if the Landlord shall reasonably so require) without obtaining from a guarantor or guarantors reasonably acceptable to the Landlord a full guarantee of the covenants of the proposed assignee by deed in such form as shall be reasonably required by the Landlord nor

(b) if the proposed assignee is a company which is in the same group of companies (within the meaning of Section 42 of the Landlord and Tenant Act 1954) as the Tenant unless the assignee is of not materially less covenant strength as the Tenant and any guarantor of the Tenant (with any additional security then provided by or on behalf of the Tenant or such guarantor) unless a guarantee of the assignee's obligations and replacement additional security is first obtained by a guarantor of not materially less covenant strength and value than the Tenant and any guarantor of the Tenant (with any additional security then provided by or on behalf of the Tenant or such guarantor) nor

(c) unless the Tenant has paid or provided security reasonably acceptable to the Landlord for all rents and other sums for which the Tenant is or will remain liable under these Presents prior to the date of the assignment nor

(d) unless in the reasonable opinion of the Landlord the assignment to the proposed assignee will not have an adverse effect on the value of or would not otherwise adversely affect the Landlord's reversion to the Demised Premises having regard to the covenant strength of the assignee and any guarantor of the assignee (with any additional security then provided by or on behalf of the assignee or such guarantor) when compared to the covenant strength of the Tenant and any guarantor of the Tenant (with any additional security then provided by or on behalf of the Tenant or such guarantor) on the date of the application for consent to the proposed assignment

(e) if in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to pay the rents reserved from time to time by these Presents and otherwise perform the covenants on the part of the Tenant contained in these Presents

(f) unless the Tenant obtains from the assignee a covenant by deed with the Landlord to pay the Basic Rent Service Charge and all other rents reserved by this Lease and to observe and perform all the covenants on the part of the Tenant and the conditions contained in this Lease from the date of the deed of transfer or deed of assignment of the Demised Premises

27.5 Not to assign or transfer the whole of the Demised Premises otherwise than in accordance with nor without in each and every such case first complying with the foregoing provisions and subject to having complied with them and subject to sub-paragraph 27.6 below not without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed

27.6 The Landlord and the Tenant agree that for the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to conditions that:

(a)     the Tenant enters into an Authorised Guarantee Agreement

(b) any guarantor whose guarantee is subsisting immediately before the assignment enters into a guarantee with the Landlord in such form as the Landlord may reasonably require of the Tenant's obligations under the Authorised Guarantee Agreement referred to in sub-paragraph 27.6(a) above

(c) the assignment shall not take place until any requisite consent of any superior landlord or mortgagee has been obtained and any lawfully imposed condition(s) of such consent satisfied

UNDERLETTINGS

27.7.1 Not to underlet any part or parts of the Demised Premises (as opposed to the whole) or permit the same to be underlet in units comprising less than a Permitted Part

27.7.2 Not to create or permit more than:

(a)     two sub-tenancies or occupancies of a floor which is within paragraph
        (a) of the definition of Permitted Part; nor

(b) three sub-tenancies or occupancies of the Demised Premises in addition to that of the Tenant

27.8 Not to underlet the Demised Premises or any Permitted Part thereof nor to permit the creation of any derivative underlease:

(a) at a fine or premium or any other consideration or at a rent which at the commencement of the term of such underletting is less than the full rack rental value thereof without fine premium or any other consideration

(b)     at a rent payable more than two quarters in advance

(c) other than on terms which shall contain provisions for review of the rent thereby reserved at such intervals no less frequent than shall be normal in the market for similar property at the time of the grant thereof having regard to the terms of the proposed underlease

(d) other than on terms which shall incorporate such provisions as are necessary to ensure that any such underlease or derivative underlease is consistent with and in all respects no less onerous than the provisions of these Presents including (but without prejudice to the generality of the foregoing) provisions similar to those contained in this sub-paragraph
        27.8 and in sub-paragraph 27.11 and paragraph 4 of the Sixth Schedule

27.9 Not to underlet the whole of the Demised Premises at a rent less than the Basic Rent for the time being payable under these Presents unless the Landlord shall otherwise agree (such agreement not to be unreasonably withheld if the proposed rent is the rack rental reasonably available in the open market without fine premium or other consideration)

27.10 Not to underlet any Permitted Part of the Demised Premises at a rent less than such proportion of the Basic Rent for the time being payable under these Presents as the net lettable floor area of the part of the Demised Premises to be underlet bears to the net lettable floor area of the whole of the Demised Premises (such proportion in case of dispute to be conclusively determined at the expense of the Tenant by the Landlord's Surveyor) unless the Landlord shall otherwise agree (such agreement not to be unreasonably withheld if the proposed rent is the rack rental reasonably available in the open market without fine premium or other consideration)

27.11 Not to underlet the whole of the Demised Premises or a Permitted Part without obtaining from the underlessee:

(a) a covenant by deed with the Landlord that the underlessee will throughout the term granted by the underlease:

           (i) (in the case of an underletting of the whole of the Demised Premises) observe and perform all the covenants and conditions on the part of the Tenant (other than the covenant to pay the Basic Rent) contained in these Presents

           (ii) (in the case of an underletting of a Permitted Part only of the Demised Premises) observe and perform all the covenants and conditions on the part of the tenant (other than the covenant to pay rent) contained in the underlease

           (iii) not assign or sublet part only of the premises demised by the underlease

           (iv) not sub-let or part with possession or occupation of the whole or any part of the premises demised by the underlease except in a manner and on terms permitted by this paragraph 27 nor without first obtaining the written consent of the Landlord under these Presents which consent shall subject to compliance with such requirements not be unreasonably withheld or delayed

           (v) not assign the whole of the premises demised by the underlease except in a manner and on terms permitted or required by this paragraph 27 and by the terms of the underlease, being terms in accordance with the provisions of this paragraph 27 nor without first obtaining the written consent of the Landlord under these Presents which consent shall subject to compliance with such requirements not be unreasonably withheld or delayed

           (vi) procure that any derivative interest created out of such underlease shall contain provisions equivalent to those contained in sub-paragraphs 27.11(a)(i) to (v) above

(b) a covenant from the underlessee in the underlease (which covenant the Tenant shall enforce) in the terms of sub-paragraphs 27.11(a)(iii) (iv)
        (v) and (vi) above

(c) an agreement in the underlease between the underlessor and the underlessee in the same terms as sub-paragraphs 27.4 27.5 and 27.6 above but with respect to the premises demised by and the basic and other rents reserved by the underlease

27.12 Not to underlet a Permitted Part (as opposed to the whole) of the Demised Premises without ensuring that any immediate or derivative underlease shall contain an agreement authorised by an Order of a Court of competent jurisdiction excluding in relation to the tenancy to be created by such underlease the provisions of Sections 24 - 28 inclusive of the Landlord and Tenant Act 1954 (as amended)

27.13 Not to underlet the whole of the Demised Premises or underlet any Permitted Part thereof otherwise than in accordance with nor without in each and every such case first complying with the foregoing provisions and subject thereto not without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld

FURTHER PROVISIONS RELATING TO UNDERPASSES

27.14 Not at any time during the Term to be a party or privy to an agreement or arrangement for commutation in whole or in part of the rent reserved by any underlease in consideration of the payment of a lump sum or any other consideration

27.15 As soon as practicable after a review of the rent reserved by any underlease to inform the Landlord the amount of any such reviewed rent

27.16 Not at any time expressly or by implication to waive any breach of covenant or obligation by any underlessee or any assignee of any underlease nor vary the terms of any permitted underlease nor accept a surrender of nor forfeit any underlease in any such case without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

SHARING OCCUPATION

27.17 Not to part with or share possession or occupation of the Demised Premises or any part thereof other than in a manner permitted by sub-paragraph 27.18

27.18 Subject to the Tenant giving not less than 14 days' prior written notice to the Landlord of the identity of the company and of the part of the Demised Premises affected (if less than the whole) the Tenant may share occupation of the Demised Premises or the relevant part thereof with a company within the same group of companies (within the meaning of Section 42 of the Landlord and Tenant Act 1954) as the Tenant

(a)     for so long only as such company shall remain within such group

(b)     on terms whereby no relationship of landlord and tenant is created

(c) provided that any rent or other payment received by the Landlord from any such company shall be deemed to have been paid by such company as agent for the Tenant

DISCLOSURE OF INFORMATION

27.19 Upon every application for consent required by this paragraph 27 to disclose to the Landlord such information including as to the terms proposed as the Landlord may reasonably require

REGISTER DEVOLUTIONS

28. Within one month of every assignment transfer underlease or charge affecting the Demised Premises or any devolution of the estate of the Tenant therein or these Presents or of any derivative interest and every surrender thereof to give notice in writing with particulars thereof to the Landlord and produce such assignment transfer underlease or charge or the Probate of the Will or Letters of Administration or other instrument document or evidence of such devolution or surrender with a certified copy thereof and in every case to pay to the Landlord a fee of twenty-five pounds plus Value Added Tax thereon or such other reasonable amount as the Landlord shall direct for the registration thereof

NOTIFY MATTERS AFFECTING GUARANTOR'S COVENANTS

29. To give to the Landlord such advance written notice as may be reasonably required of any circumstances or occurrence which may tend materially to diminish the value to the Landlord of the covenants on the part of any guarantor contained in these Presents in order to enable suitable further arrangements satisfactory to the Landlord to be agreed and made for reviewing without delay or immediately restoring the status quo or its equivalent and to make or cause such arrangements to be made in such manner as may be reasonably required by the Landlord

Compensation

30. To pay or procure the payment to the Landlord of the due and proper proportion of any compensation paid to the Tenant or payable as a consequence of any notice served on or application refused by any governmental or local authority in respect of the Demised Premises or the use thereof

REIMBURSE LANDLORD'S EXPENSES

31. To pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of and all costs and expenses properly incurred by the Landlord in connection with every breach non-performance or non-observance of the covenants by the Tenant contained or implied in these Presents and the conditions imposed on the Tenant in and the exercise of the rights granted by these Presents and to indemnify the Landlord and its estate and effects from and against all actions claims liabilities costs and expenses thereby arising including all costs and expenses properly incurred by the Landlord in connection with any steps which the Landlord may (at its absolute discretion but without being in any way obliged so to do) take to remedy any breach of covenant by the Tenant or any guarantor contained in these Presents or failure of the Tenant to observe and perform any obligation on the part of the Tenant contained in or implied by these Presents and such indemnity shall be without prejudice to any rights or remedies of the Landlord hereunder in respect of any and every such breach non-performance or non-observance

INDEMNIFY LANDLORD

32. To keep the Landlord fully and effectually indemnified against all costs claims liabilities actions and expenses arising directly or indirectly through the use or occupation of the Demised Premises or the condition thereof or any act or default of the Tenant its servants licensees or visitors or the existence or condition of any article in or about the Demised Premises or the execution or omission of any works upon the Demised Premises except insofar as the same may be due to the Landlord's own act or default or the act or default of the Landlord's duly authorised agents

COSTS

33. To pay on demand (as to legal costs assessed on the indemnity basis):

(a) all reasonable and proper legal costs and other reasonable and proper costs and professional fees and disbursements incurred by the Landlord in connection with or incidental to

           (i) any application made by the Tenant for a consent or licence (whether the same be granted withdrawn or refused if proffered subject to any lawful qualification or condition)

           (ii) the consideration by the Landlord of whether any pre-condition for the consideration of the of consent to any assignment of these Presents has been met

           (iii) the negotiation and preparation of any Authorised Guarantee Agreement and

           (iv) the consideration of any proposal (including plans and specifications) for and the inspection supervision and approval or otherwise of any works on the Demised Premises or any change in the user thereof

(b) all expenses including solicitors' costs and surveyors' fees properly incurred by the Landlord in contemplation of or incidental to or arising from the preparation and service of

           (i) a notice under Section 146 of the Law of Property Act 1925 or of proceedings under Sections 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court and

           (ii) any notice whether served on the Tenant or any other person required to be served by virtue of the Landlord and Tenant (Covenants) Act 1995 in connection with any breach of the covenants or conditions on the part of the Tenant contained in these Presents or otherwise pursuant to the Landlord and Tenant (Covenants) Act 1995

(c) all expenses including solicitors' costs surveyors' fees and bailiffs' costs and commission properly incurred by the Landlord in connection with any breach non-performance or non-observance of any of the covenants or conditions on the part of the Tenant contained in these Presents or in contemplation of the enforcement thereof including (without prejudice to the generality of the foregoing) the service of all notices relating to and schedules of dilapidations and wants of repair or decoration to the Demised Premises and any negotiations in respect thereof and whether served during the Term or within 6 months after the Termination of the Term (but relating in all cases to such wants of repair or decoration that accrued not later than the Termination of the Term) or the levy of distress

(e) all Value Added Tax incurred by the Landlord on or included in any amount reimbursable by the Tenant to the Landlord under these Presents

VALUE ADDED TAX

34. Where any payment due under or by virtue of these Presents is a payment on which Value Added Tax is or may be chargeable (by reason of an election of the Landlord or otherwise) to pay the amount of such tax in respect of the payment at the rate applicable to that payment

COMPLY WITH TITLE MATTERS

35. To perform and observe all the covenants conditions and provisions contained or referred to in the documents referred to in Part V of the First Schedule so far as the same relate to the Demised Premises and are still subsisting and capable of being enforced and to keep the Landlord fully and effectually indemnified from and against all costs claims demands and liabilities arising from any breach non-performance or non-observance thereof

SERVICE CHARGE

36. To pay the Service Charge to the Landlord at the times and in a manner provided in the Third Schedule without deduction counterclaim or set off save as may be required by law

                               THE FIFTH SCHEDULE
                              LANDLORD'S COVENANTS

QUIET ENJOYMENT

1. The Tenant paying the Basic Rent and other rents and charges payable under these Presents and performing and observing the several covenants and stipulations on the part of the Tenant contained in these Presents may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person rightfully claiming under or in trust for it

INSURANCE

2.1 At all times during the Term to insure (unless such insurance shall be prevented or vitiated by the act or default of the Tenant or any undertenant or their respective servants agents or visitors) the Demised Premises for the full cost of reinstatement thereof together with architects' and other professional fees costs of demolition and site clearance and any work which may be required by virtue of any Act of Parliament against loss or damage by the Insured Risks appropriate thereto and the loss of rent for [three] years or such other period as the Landlord shall reasonably determine at the yearly rate payable under these Presents and for such additional amounts in respect of rent prospectively payable on review as the Landlord shall decide and with an insurance office or underwriters of repute upon the usual terms and conditions offered by them for



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
such insurance and through such agency as the Landlord shall select Provided Always that the Landlord shall not be under any obligation to insure any fixtures or fittings installed by the Tenant which have become part of the Demised Premises unless the Tenant shall have given to the Landlord written notice of such installation and of the full cost of the reinstatement thereof and the Landlord has agreed with the Tenant at its request to effect the insurance thereof

2.2 At the request and cost of the Tenant to notify such insurance office or underwriters of the occupation of the Demised Premises by the Tenant and to produce to the Tenant (but not more often than once in any year) sufficient details of the policy or policies of such insurance and to use all reasonable endeavours, to note the Tenant's interest on the policy

2.3 In case of damage to or destruction of the Demised Premises by any of the Insured Risks and provided the policy of insurance shall not have been vitiated or payment of the policy moneys refused in whole or part as a consequence of any act or default of the Tenant or of any undertenant or their respective servants agents or visitors and subject to receipt of all insurance moneys to make application for all necessary consents and approvals and forthwith to expend all moneys received by virtue of such insurance in rebuilding reinstating the Landlord making up any shortfall (save such sum as shall be attributable to a shortfall by virtue of vitiation or non-payment of the insurance money arising from the Tenant's default under the provisions of this Lease) and making good (as the case may be) the Demised Premises with all reasonable speed when it is lawful so to do (except fixtures and fittings therein in respect of which the Tenant has not given written notice of the installation thereof as herein provided or which the Landlord has not agreed to insure) and in case of rebuilding or substantial reinstatement this covenant by the Landlord shall be satisfied if the Landlord provides in the premises so rebuilt or reinstated accommodation as convenient and commodious as is reasonably practicable but not necessarily to the Demised Premises as the same existed prior to such damage or destruction

                               THE SIXTH SCHEDULE

                      PROVISOS AGREEMENTS AND DECLARATIONS

FORFEITURE

1. These Presents are made on the express condition that if and whenever:

(a) the Basic Rent or any other rents and charges reserved or made payable under these Presents or any part thereof respectively shall be unpaid for twenty-eight days next after the same shall become due (whether formally or legally demanded or not)



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
(b) there shall be a breach or non-performance or non-observance of any of the covenants or agreements on the part of the Tenant or stipulations or conditions contained in these Presents imposed on the Tenant which has not been rectified (if capable of being rectified) within 21 days of the breach non-observance or non-performance

(c) the Tenant or any person who shall from time to time have guaranteed to the Landlord the performance of the covenants on the part of the Tenant and conditions imposed on it under these Presents being a Company shall go into liquidation (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or have a winding-up or administration order made against it or be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or shall enter into a composition with its creditors or have an administrator or an administrative receiver or a receiver or manager appointed over all or any part of its undertaking or assets or being an individual have a bankruptcy order or an interim order made against him or enter into a composition with his creditors or scheme of arrangement of his affairs or have an interim receiver appointed in respect of his property

(d) the Tenant in any case shall suffer any distress or execution to be levied on the Demised Premises or the contents thereof or

(e)     the Tenant shall take the benefit of any Act for the relief of debtors then and in any such case the Landlord or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under these Presents re-enter upon the Demised Premises or any part thereof in the name of the whole whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of arrears of rent or other breach or non-performance or non-observance of any condition covenant or agreement on the part of the Tenant contained in these Presents or otherwise

DISTRESS

2. If the Basic Rent or other rents or any other payment to be made by the Tenant under these Presents or any part thereof shall be unpaid and in arrear for twenty-one days (whether demanded or not) it shall be lawful (but not obligatory) for the Landlord (without being liable for any damage caused by the exercise of this power) to enter into and upon the Demised Premises at any time thereafter and by any means (including breaking open any doors or windows and gates and breaking down fences or other enclosures) and distrain upon the Demised Premises (which power shall extend to any tenant's and trade fixtures and fittings then therein belonging to the Tenant and for severance and removal thereof) and the distress there and then found to dispose of in due course of law



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
and to apply the proceeds thereof first towards payment of all costs and expenses thereby incurred and secondly towards the Basic Rent or other rents or payments in arrear and in such order as the Landlord shall decide

NOTICES

3.1 All notices (other than any notice to be served pursuant to Sections 8 10 or 17 of the Landlord and Tenant (Covenants) Act 1995) to be given under these Presents shall be in writing and Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on the Tenant such notice shall also be duly served if left at the Demised Premises or sent to the last known address of the Tenant

3.2 Notices in connection with these Presents to be served pursuant to Sections 8 10 or 17 of the Landlord and Tenant (Covenants) Act 1995 shall be served in accordance with that Act and consequently Section 23 of the Landlord and Tenant Act 1927 shall apply to such notices

L & T A COMPENSATION EXCLUSION

4. Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee (whether immediate or derivative) of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under Section 37 of such Act or under any corresponding provisions in any Act amending or replacing the same

SUSPENSION OF RENT

5. If during the Term the Demised Premises shall be destroyed or so damaged by any of the Insured Risks as to be unfit for occupation and use then (provided the insurance of the Demised Premises or of loss of rent shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or any undertenant or their respective servants agents or visitors) the Basic Rent or a fair and just proportion thereof according to the nature and extent of the damage shall as from the date of such destruction or damage until the Demised Premises have been rebuilt or reinstated be suspended and any dispute as to the extent proportion or period of such suspension shall be determined by a single arbitrator to be appointed by the Landlord and the Tenant or (if they cannot agree on such appointment) by the President or other the acting chief officer for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof



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
DETERMINATION ON DESTRUCTION

6. If at the expiration of the period for which the Landlord has insured loss of rent from the Demised Premises (or such longer period as shall be agreed in writing between the Landlord and the Tenant before the expiry of such period) calculated from the date upon which the Demised Premises shall have been destroyed or so damaged by any of the Insured Risks as to render them unfit for occupation and use and:

(a) the insurance of the Demised Premises effected pursuant to the covenant by the Landlord in that behalf contained in these Presents has not been vitiated or prejudiced by or payment of the policy moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective servants agents or visitors and

(b) the Landlord shall have been unable to obtain all necessary consents and approvals for the rebuilding replacement and/or reinstatement of the Demised Premises then and in such case (unless otherwise agreed in writing between the Landlord and the Tenant prior to the expiration of such period as aforesaid) these Presents shall absolutely determine provided always that such determination will take place without prejudice to any and all rights then subsisting between the parties to these Presents

LANDLORD TO HAVE INSURANCE MONEYS ON FRUSTRATION

7. In the event that these Presents shall determine under the provisions of paragraph 6 above or the Landlord shall not have completed the rebuilding replacement and/or reinstatement of the Demised Premises following destruction or damage by any of the Insured Risks at the Termination of the Term then and in either such case all moneys payable or to become payable under any insurance effected pursuant to the covenant on the part of the Landlord in that respect contained in the Fourth Schedule shall be paid to the Landlord for its own use and benefit

DOUBLE INSURANCES

8. If at any time the Tenant is entitled to the benefit of any insurance of the Demised Premises then the Tenant shall pay or procure that there be paid to the Landlord for its own use and benefit all moneys received or to be received by virtue of such insurance

ALTERATIONS TO THE SERVICES

9. The Landlord may from time to time in its reasonable discretion withhold add to extend vary and make any other alterations in the provision of the Services or the execution of such works or the undertaking of such



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
obligations in connection therewith or any of the same if the Landlord thinks it reasonably fit and in accordance with the principles of good estate management for the more efficient conduct and management of the Estate when any such alterations have been completed and the Landlord shall be free to make such changes as it thinks fit to the arrangement of the access to the Demised Premises during the said execution of the same provided that access to and egress from the Demised Premises is maintained at all reasonable times

INTERRUPTION of SERVICES

10. Notwithstanding anything contained in these Presents the Landlord shall be liable to the Tenant nor shall the Tenant have any claim against or the Landlord in respect of:

(a) any interruption in any of the Services by reason of necessary repair or maintenance of any installations or apparatus or by reason of damage thereto or destruction thereof by fire water Act of God strikes lock outs or other cause beyond the Landlord's control or which the Landlord could not have reasonably foreseen or by reason of mechanical or other defect or breakdown frost or other inclement conditions or unavoidable shortage of fuel materials water or labour or any withholding addition to extension variation or alteration of the Services

(b) any act omission or negligence of any agent porter attendant or other servant of the Landlord in or about the performance or purported performance of any duty relating to the provision of the Services or any of the same except for failure of the Landlord to remedy any such defect breakdown or stoppage as soon as reasonably practicable or in case of repair or maintenance in accordance with the terms of this Lease

DISCLAIMER

11. Except to the extent covered by the insurance effected by the Landlord the Landlord shall not be responsible to the Tenant or any other person for any injury death damage destruction or financial or consequential loss whether to person property or goods due directly or indirectly to the act neglect or default of any other occupier for the time being of any part of the Estate or of the Landlord or any agent servant or other person authorised by them to enter the Demised Premises

INTEREST ON UNPAID RENTS AND OTHER MONEYS

12. If the Basic Rent and any Value Added Tax shall not be paid to the Landlord within fourteen days of the Relevant Rent Day (whether or not demanded) or the Insurance Rent Service Charge or any other rents or other amounts payable by the Tenant to the Landlord (as the case may be) under these



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
Presents shall not be paid within seven days of the date of demand the Tenant shall pay to the Landlord with any such sums (but without prejudice to all or any other rights or remedies of the Landlord under these Presents) interest thereon at the Prescribed Rate calculated on a day-to-day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable or (if earlier) the date of expenditure down to and including the date of payment or reimbursement by the Tenant (and as well after as before any judgment)

NON-ACQUISITION OF EASEMENTS

13. Except as expressly herein provided the Tenant shall not by implication of law or otherwise be entitled to any estate or any right privilege or easement whatsoever nor shall the Tenant by virtue or in respect of the Demised Premises or these Presents be deemed to have acquired or to be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate right privilege or easement

MODIFICATION OF REGULATIONS

14. The Landlord in respect of the Common Parts shall be at liberty to facilitate the better regulation management care and security of the Estate and the buildings thereon and the comfort safety and convenience of the occupants thereof and all other persons resorting thereto to alter and modify the Regulations from time to time at its absolute discretion but shall not be under any obligation to institute proceedings to enforce compliance therewith unless it thinks fit so to do but so long only as no such alteration or modification shall materially adversely affect the use occupation and enjoyment of the Demised Premises

RENT ACCEPTANCE WHEN BREACH EXISTS

15. No demand for or acceptance or receipt of the Basic Rent Insurance Rent or any other rents or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit these Presents or re-enter the Demised Premises by reason of any breach of covenant by the Tenant or otherwise notwithstanding that the Landlord may know or be deemed to know of such at the time of demand acceptance or receipt and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence provided that this provision shall have effect in relation only to a demand receipt or acceptance made during such period (if any) as may in all the circumstances be reasonable for enabling the Landlord to conduct any negotiations with the Tenant for remedying the breach or other matter

TENANT'S COVENANTS FULLY ENFORCEABLE

16. Each of the Tenant's covenants herein contained shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily or permanently revocably or irrevocably or otherwise howsoever any similar covenant affecting other premises adjoining or near the Demised Premises for the time being belonging to the Landlord or have waived any prior breach of any covenant on the part of the Tenant

DISPUTES WITH ADJOINING OWNERS

17. Any dispute arising between the Tenant and tenants or occupiers of adjoining or neighbouring property belonging to the Landlord about any easement right or privilege in favour of or affecting the Demised Premises or the premises adjoining or near the Demised Premises shall be decided by the Landlord's Surveyor (whose decision including as to costs shall be binding upon the Tenant who shall submit to and abide by such decision)

WARRANTY DISCLAIMER

18. The Tenant acknowledges that no representation or warranty has been given prior to the date hereof or is given or implied by these Presents that the use now or hereafter proposed by the Tenant for the Demised Premises is or will be or will remain a use which does not constitute a breach of the Planning Acts or will not require planning permission thereunder and the Term and the Basic Rent and other rents payable to the Landlord under these Presents shall not determine by reason of any changes modifications or restrictions of use of or access to the Demised Premises or by the same being or becoming impracticable or prohibited for any reason nor that any consent which the Landlord may in its discretion give to any change of use shall be taken as including any such representation or warranty

ENFORCEMENT OF LANDLORD'S COVENANTS

19. The covenants on the part of the Landlord contained in or obligations on its part implied by these Presents shall be binding in full upon the owner of the reversion expectant upon the Termination of the Term but shall not be enforceable against any person who has owned such reversion after he shall have parted with all interest therein

MANAGEMENT COMPANY

20. The Landlord may at any time appoint a management company to provide the Services and comply with its covenants and obligations contained in the Third Schedule (whether or not the Common Parts are transferred to the management company) and if it does so the Tenant the Guarantor and such management company will enter into a deed of covenant with the Landlord giving effect thereto and the Tenant and the Guarantor covenanting to comply



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
with their covenants and obligations in the Third Schedule and the Landlord the Tenant and the Guarantor will at the Landlord's cost enter into a deed of variation to this Lease to incorporate and amend this Lease to give effect to the change in responsibilities in such form as shall have been agreed by the other tenants on the Estate

JURISDICTION

21. The High Court of justice in England shall have non-exclusive jurisdiction to entertain any action or proceedings whatsoever in respect of these Presents or any provision thereof or any matter or thing arising under or by virtue or consequent upon these Presents

SERVICE OF PROCESS

22.1 The Guarantor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Lease.

22.2 Such agent shall be Osborne Clarke of Hillgate House 26 Old Bailey London EC4M 7HS and any writ judgment or other notice of legal process shall be sufficiently served on the Guarantor if delivered to such agent at its address for the time being.

22.3 The Guarantor irrevocably undertakes not to revoke the authority of the above agent and if for any reason the Landlord requests the Guarantor to do so the Guarantor shall promptly appoint another such agent with an address in England and advise the Landlord.

22.4 If following such a request the Guarantor fails to appoint another agent then the Landlord shall be entitled to appoint one on behalf of the Guarantor.

                              THE SEVENTH SCHEDULE

                                   REGULATIONS

1. No open storage of raw materials shall be permitted on any part of the Estate nor except with prior written consent of the Landlord and compliance with any conditions imposed by the Landlord in relation thereto on the Demised Premises

2. No smoke or fumes or noxious smells or noises shall be emitted from the Demised Premises so as to cause in the reasonable opinion of the Landlord or the Landlord's Surveyor annoyance or interference with the proper enjoyment of other premises on the Estate or of the premises adjoining or near the Estate

3. No mechanically operated vehicles cycles hand trucks or trailers shall be parked or left unattended outside areas properly reserved for such parking nor in such manner as to obstruct roadways on the Estate or providing access to the Demised Premises nor so as to prevent ingress and egress of fire fighting equipment around the curtilage of any building on the Estate

4. Any parked vehicles or goods left on or obstruction to the Common Parts shall be forthwith removed upon notice and if not so removed will be liable to confiscation

5. No inflammable materials explosive substances or liquids shall be stored unless the same are kept in proper containers or receptacles in accordance with regulations imposed by a competent authority and in any event not abutting any boundary fences or other property on the Estate

6. Traffic Regulations (including direction of flow parking and speed limits) as shown by road signs must be observed

7. Care and consideration must be given to pedestrians using roads on the Estate

8. All vehicles and goods brought on to the Estate are brought thereon at the owners' risk and the Landlord will be liable for damage or theft or any other hazard

                              THE EIGHTH SCHEDULE

                             GUARANTOR'S COVENANTS

GUARANTEE OF TENANT'S OBLIGATIONS

1.1 The Guarantor hereby guarantees to the Landlord that until (save as provided in paragraph 4) such time as Epicor Software (UK) Limited shall be released from the several covenants on the part of the tenant stipulations and conditions contained in these Presents pursuant to the Landlord and Tenant (Covenants) Act 1995 (the 1995 ACT) at all times during the term and notwithstanding any disclaimer of these Presents the Basic Rent and other rents hereby reserved and all other amounts payable by the Tenant will be paid at the respective times and in manner appointed in these Presents for payment thereof and the several covenants on the part of the Tenant and stipulations and conditions contained in these Presents will be duly performed observed and complied with at all times for such period as aforesaid as well after as before any disclaimer and hereby covenants with the Landlord that in case of default or delay on the part of the Tenant the Guarantor will pay and make good to the Landlord on demand anything whatsoever which ought to be paid performed observed or complied with as aforesaid including all losses damages and expenses thereby arising or incurred by the Landlord in respect of any of the aforementioned matters provided that:

(a) any neglect or forbearance on the part of the Landlord either personally or by its duly authorised agents in endeavouring to obtain payment of the Basic Rent or other rents and payments as and when the same become due or

(b) any delay in taking steps to enforce the performance and observance of and compliance with any of the several covenants and stipulations and conditions as aforesaid or

(c)     any time which may be given to the Tenant by the Landlord or

(d) any variation of these Presents with or without the consent of the Guarantor or

(e) should the Tenant (here meaning Epicor Software (UK) Limited) or any assignee of that party cease to exist such an event shall not release exonerate or in any way affect the liability of the Guarantor under these Presents

1.2 In the event that the Landlord accepts from the Tenant a surrender of part of the Demised Premises the liability of the Guarantor shall continue in full force and effect in respect of the part of the Demised Premises remaining vested in the Tenant under these Presents after any consequent apportionment of the rents covenants and conditions thereof

ACCEPT NEW LEASE

2. The Guarantor hereby covenants with the Landlord that (save as provided in paragraph 4 below) until such time as Epicor Software (UK) Limited shall be released from the several covenants on the part of the tenant stipulations and conditions contained in these Presents pursuant to the 1995 Act should any liquidator or trustee in bankruptcy of the Tenant disclaim these Presents or these Presents become Bona Vacantia and be disclaimed or this Lease be forfeited or the Tenant cease to exist the Guarantor will if required by the Landlord by notice given by the Landlord within three months after the date upon which he receives notice of such event accept from the Landlord on demand a lease of the Demised Premises (but without the Landlord being under any obligation to grant the same) and deliver to the Landlord an executed Counterpart thereof and subject (if the same are still subsisting) to (but with the benefit of) these Presents any underlease or other interest created by the Tenant then affecting the Demised Premises for a term commencing on the date of such disclaimer and equal to the residue then unexpired of the Term such lease to be at the same Basic Rent as that for the time being payable under these Presents with the like provisions for review thereof and to contain the like covenants on the part of the Tenant and the Landlord respectively and the like provisos and conditions in all respects including the proviso for re-entry as are contained in these Presents

CONTINUING GUARANTEE

3. The obligations of the Guarantor hereunder shall continue throughout the term and shall subsist in full throughout any renewal of these Presents until (save as provided in paragraph 4 below) such time as Epicor Software (UK) Limited shall be released from the several covenants on the part of the tenant stipulations and conditions contained in these Presents pursuant to the 1995 Act and this covenant shall impose upon the Guarantor the same obligations (but not confer upon him any benefit or rights as tenant) as if these Presents had been granted direct to him as tenant and it is hereby agreed and declared that the liability of the Guarantor is as principal covenantor with the Landlord and not merely collateral to the principal liability of the Tenant

AGA

4. The Guarantor covenants with the Landlord that on an assignment of these Presents by Epicor Software (UK) Limited the Guarantor will guarantee the obligations of Epicor Software U.K. Limited pursuant to an Authorised Guarantee Agreement such guarantee being in such form as the Landlord may reasonably require



SIGNED by ROBIN JAMES GARROW       )         /s/ ROBIN JAMES GARROW
and by ALEX ROBERTON PORTE         )         -----------------------------------
the duly authorised officials of   )
SCOTTISH WIDOWS' FUND              )
AND LIFE ASSURANCE                 )         /s/ ALEX ROBERTON PORTE
SOCIETY and EXECUTED               )         -----------------------------------
as a DEED under the                )         IN CONFORMITY WITH THE REGULATIONS
COMMON SEAL of the said            )         OF THE SOCIETY
Society in the presence of:        )


                                             /s/ JEAN D. BROWN
                                             -----------------------------------
                                             CLERK TO THE SOCIETY


                                             /s/ FRANCES C. FARMS
                                             -----------------------------------
                                             CLERK TO THE SOCIETY